                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 8.1

                              List of Subsidiaries

                 Name                                      Jurisdiction of Incorporation
----------------------------------------------------       ------------------------------
Shanghai Eastern Airlines Investment Co., Ltd.             The People's Republic of China

China Eastern Airlines Jiangsu Co., Ltd.                   The People's Republic of China

Shanghai Eastern Flight Training Co., Ltd.                 The People's Republic of China

Eastern Airlines Jinjiang Hotel Co., Ltd.                  The People's Republic of China

China Cargo Airlines Ltd.                                  The People's Republic of China

Shanghai Eastern Logistics Co., Ltd.                       The People's Republic of China

China Eastern Airlines Wuhan Limited                       The People's Republic of China

Shanghai Eastern Maintenance Co. Ltd.                      The People's Republic of China

China Eastern Fudart Transportation Service Co. Ltd.       The People's Republic of China